Exhibit 99.1

16020 Industrial Drive, Gaithersburg, Maryland 20877 USA                Phone: (301) 869-9800, Fax: (301) 208-3798

FOR IMMEDIATE RELEASE

CONTACTS:

George Migausky BioVeris Corporation (301) 869-9800, ext. 2013	Jonathan Fassberg (investors) The Trout Group (212) 477-9007, ext. 16	Paul Caminiti or Andrew Cole (media) Citigate Sard Verbinnen (212) 687-8080

BIOVERIS RECEIVES NASDAQ DELISTING NOTIFICATION

GAITHERSBURG, MD, July 20, 2004 — BioVeris Corporation (NASDAQ: BIOV) announced today that the staff of the Nasdaq Listing Qualifications Department (the “Staff”) has notified the Company that it is not in compliance with the requirements of a NASD Marketplace Rule because it has not yet filed its Annual Report on Form 10-K for the period ending March 31, 2004 with the Securities and Exchange Commission. Consequently, the Staff has sent a letter to BioVeris which states that BioVeris’s common stock is subject to delisting from The Nasdaq Stock Market, Inc. BioVeris’s delay in filing its Form 10-K is the only listing deficiency cited by the Staff.

On July 15, 2004, BioVeris reported selected, unaudited financial results for the quarter and fiscal year ended March 31, 2004. In addition, BioVeris further announced that it would present its complete consolidated financial results and complete its Form 10-K for the year ended March 31, 2004 once it was able to include the audited financial statements of Meso Scale Diagnostics, LLC (MSD), which were not yet available, and conclude on BioVeris’s appropriate accounting for MSD.

Commencing today, BioVeris’s trading symbol will be amended from “BIOV” to “BIOVE” because of the filing delinquency. In accordance with applicable NASD Marketplace Rules, BioVeris expects to file a request to review the Staff determination before a Nasdaq Listing Qualifications Panel (the “Panel”), and as a result the delisting of BioVeris’s stock would be automatically stayed. Until the Panel’s ultimate determination, BioVeris expects that its common stock will continue to be traded on the Nasdaq Stock Market. There is no assurance that BioVeris will prevail in any hearing described above.

BioVeris is an international health care company dedicated to the commercialization, directly and through collaborations and alliances, of innovative, technology-based products and services intended to improve the quality of life. The Company applies its expertise in biotechnology, detection systems, and clinical diagnostics to the development of new and proprietary products and pursues collaborative arrangements to identify new health care product opportunities, accelerate product development, and enhance its global capabilities and competitiveness. BioVeris is headquartered in Gaithersburg, Maryland. More information about the company can be found at www.bioveris.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events or BioVeris’ future financial performance. All statements in this press release that are not historical facts, including any statements about the filing of the Company’s Form 10-K, its hearing request before the Nasdaq Listing Qualifications Panel and the continuing trading of the Company’s stock on the Nasdaq Stock Market are hereby identified as “forward-looking statements.” The words “may,” “should,” “will,” “expect,” “could,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management’s current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including decisions by the Nasdaq Listing Qualifications Department or the Nasdaq Listing Qualifications Panel, changes in BioVeris’ strategy and business plans; BioVeris’ ability to develop and introduce new or enhanced products; and changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris’ ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the BioVeris’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s web site at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris’ SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.